UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Blume Drive, Suite 500, Richmond, California	94806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 262-1730

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 1, 2004, Neurobiological Technologies, Inc. issued and sold 3,880,000 shares of common stock to selected institutional and accredited investors for gross proceeds of $19.4 million. The purchase price was $5.00 per share. The Company also issued warrants to purchase up to an additional 582,000 shares of common stock at a price of $6.73 per share. The securities were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and were sold pursuant to the terms of a Securities Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1. The form of warrant issued in the financing is attached hereto as Exhibit 4.1. The Company’s press release announcing the transaction is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

4.1	Form of Common Stock Warrant, dated March 1, 2004

10.1	Securities Purchase Agreement, dated March 1, 2004

99.1	Press Release, dated March 2, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 4, 2004

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Paul E. Freiman
President and Chief Executive Officer